Exhibit 10.1

INTERCREDITOR AGREEMENT

by and among

BANK OF AMERICA, N.A.,

as ABL Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Notes Agent,

each additional representative from time to time party hereto,

and

each of the Credit Parties party hereto

Dated as of July 6, 2020

-i-

-ii-

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of July 6, 2020, by and among (a) BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties (as defined below), (b) U.S. BANK NATIONAL ASSOCIATION (in its individual capacity, “U.S. Bank”), in its capacity as notes collateral agent under the Original Notes Indenture referred to below (together with its successors and assigns in such capacity, the “Notes Agent”) for the Notes Secured Parties (as defined below), (c) each additional representative in respect of Additional Debt (as defined below) from time to time party hereto and (d) each of the Credit Parties (as defined below) party hereto.

RECITALS

A.    Pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of March 25, 2014 by and among GameStop Corp., as borrower (the “Company” and, together with certain other Subsidiaries of the Company specified in the ABL Credit Agreement, collectively, the “ABL Borrowers”), the financial institutions party from time to time thereto (such financial institutions, together with their successors, assigns and transferees, the “ABL Lenders”) and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

B.    Pursuant to the Original ABL Credit Agreement, the ABL Guarantors have agreed to guarantee the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C.    As a condition to the effectiveness of the Original ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL Borrowers that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral.

D.    Pursuant to that certain Indenture, dated as of July 6, 2020, by and among the Company, as Issuer (the “Notes Issuer”), the Notes Guarantors (as hereinafter defined), U.S. Bank, in its capacity as trustee (together with its successors and assigns in such capacity, the “Notes Trustee”), and the Notes Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original Notes Indenture”), the Notes Issuer has issued senior secured notes to the Notes Holders.

E.    Pursuant to the Notes Documents (as hereinafter defined), the Notes Guarantors have provided guarantees and security for the Notes Obligations.

F.    As a condition to the effectiveness of the Original Notes Indenture and to secure the obligations of the Notes Issuer and the Notes Guarantors (the Notes Issuer, the Notes Guarantors and each other direct or indirect subsidiary or parent of the Notes Issuer that is now or hereafter becomes a party to any Notes Documents, collectively, the “Notes Parties”) under and in connection with the Notes Documents, the Notes Parties have granted to the Notes Agent (for the benefit of the Notes Secured Parties) Liens on the Collateral.

G.    Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Notes Agent (on behalf of the Notes Secured Parties) and the ABL Credit Parties and the Notes Parties, agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Instruments, Inventory, Investment Property, Letter-Of-Credit Rights, Money, Payment Intangibles, Proceeds, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2    Other Definitions. Subject to Section 1.1 above, unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement and the Notes Indenture, in each case as in effect on the date hereof. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement. If at any time there is more than one series of ABL Obligations outstanding, the Controlling ABL Agent shall be the “ABL Agent”.

“ABL Bank Products Affiliate” shall mean any ABL Agent, any ABL Lender and any of their respective Affiliates who provide Cash Management Services or Bank Products to an ABL Credit Party.

“ABL Borrowers” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the Original ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Credit Agreement” shall mean (i) the Original ABL Credit Agreement, (ii) any Additional ABL Agreement and (iii) any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, all other “Loan Documents,” as defined in the ABL Credit Agreement, any Bank Products Documents between any ABL Credit Party and any ABL Bank Products Affiliate, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Guarantors” shall mean the collective reference to the ABL Borrowers and any other Person who becomes a guarantor under any ABL Credit Agreement.

“ABL Lenders” shall have the meaning assigned to that term in the recitals to this Agreement and shall include all ABL Bank Product Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” or an “Issuing Bank” under any ABL Credit Agreement.

“ABL Obligations” shall mean all “Obligations” as such term is defined in any ABL Credit Agreement, including all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Agent, the ABL Secured Parties or any of them, under any ABL Document and/or with respect to Bank Products and/or Cash Management Services and under a Foreign ABL Facility, whether for principal, interest, fees, expenses (including interest, fees, and expenses which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed or allowable against such ABL Credit Party for such interest, fees, or expenses in the related Insolvency Proceeding), reimbursement of amounts drawn under letters of credit, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“ABL Priority Collateral” shall mean all of the following assets of the Credit Parties (other than Excluded Property):

(1)

all Accounts and Receivables (other than Accounts and Receivables arising under agreements for the sale of Notes Priority Collateral to the extent constituting identifiable proceeds of such Notes Priority Collateral);

(2)

all Payment Intangibles, including all intercompany loans, corporate and other tax refunds and all Credit Card Receivables and all other rights to payment arising therefrom in a credit card, debit card, prepaid card or other payment card transaction (other than any Payment Intangible constituting identifiable proceeds of Notes Priority Collateral);

(3)	all Inventory;

(4)

all Deposit Accounts, Securities Accounts and Commodity Accounts (including the cash management accounts, the blocked accounts, the lockbox accounts and the government lockbox accounts) and all cash, cash equivalents and other assets contained in, or credit to, and all Securities Entitlements arising from, any such Deposit Accounts, Securities Accounts or Commodity Accounts (in each case, other than any identifiable proceeds of Notes Priority Collateral).

(5)

all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the ABL Agent is the loss payee with respect thereto);

(6)

solely to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (1) through (5) above, (i) all General Intangibles (excluding any Intellectual Property and Capital Stock of Subsidiaries of the Company, but including contract rights and all rights as consignor or consignee, whether arising by contract, statute or otherwise), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading covering any Inventory), (iv) licenses from any Governmental Authority to sell any Inventory and (v) Chattel Paper;

(7)

all collateral and guarantees given by any other person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(8)	all books and Records to the extent relating to any of the foregoing; and

(9)

all products and proceeds of the foregoing (such proceeds, “ABL Priority Proceeds”). Notwithstanding the foregoing, the term “ABL Priority Collateral” shall not include any assets referred to in the definition of the term “Notes Priority Collateral” (as hereinafter defined).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean the ABL Agent, the ABL Lenders and any other holders of ABL Obligations.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit. For the avoidance of doubt, for purposes of this Agreement, “Account” shall also include Payment Intangibles consisting of Credit Card Receivables due and owing to the Credit Parties from any credit or debit card issuer or processor.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the ABL Priority Collateral on a pari passu basis with other ABL Obligations.

“Additional Debt” shall have the meaning set forth in Section 7.4.

“Additional Notes Agreement” means any credit agreement, indenture, loan agreement, note agreement, promissory note, or other agreement or instrument evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Notes Priority Collateral on a pari passu basis with other Notes Obligations.

“Affiliate” shall mean, with respect to a specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (b) any other Person who is a director or executive officer of: (1) such specified Person, (2) any Subsidiary of such specified Person, or (3) any Person described in clause (a).

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank Products” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof and also include, without duplication, any other Bank Product Service (as defined in the Original Notes Indenture as in effect on the date hereof).

“Bank Products Documents” shall mean any instrument or agreement now or hereafter executed and delivered in connection with any (i) any Cash Management Services provided by the ABL Agent, any ABL Lender or any of their respective Affiliates to any member of the Borrower Affiliated Group (as defined in the Original ABL Credit Agreement), and (ii) any Bank Product provided by the ABL Agent, any ABL Lender or any of their respective Affiliates to any member of the Borrower Affiliated Group (as defined in the Original ABL Credit Agreement), each as amended and in effect from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Borrower” shall mean any of the ABL Borrowers and the Notes Issuer.

“Capital Stock” shall mean, with respect to with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Collateral” shall mean any Collateral consisting of Money or cash equivalents, Deposit Accounts, Instruments, any Security Entitlement and any Financial Assets.

“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof and also include, without duplication, any Cash Management Services (as defined in the Original Notes Indenture as in effect on the date hereof).

“Collateral” shall mean, collectively, all ABL Priority Collateral and all Notes Priority Collateral.

“Collateral Agent” means the ABL Agent and/or the Notes Agent.

“Company” shall have the meaning assigned to that term in the recitals to this Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Accounts, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Controlling ABL Agent” means (i) prior to the Discharge of ABL Obligations in respect of the Original ABL Credit Agreement, the ABL Agent under the Original ABL Credit Agreement until the Discharge of ABL Obligations in respect of the Original ABL Credit Agreement and (ii) after the Discharge of ABL Obligations in respect of the Original ABL Credit Agreement, the ABL Agent of the series of ABL Obligations that constitutes the largest outstanding principal amount of any then outstanding series of ABL Obligations.

“Controlling Notes Agent” means, with respect to any Notes Priority Collateral, the Notes Agent for the series of Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Notes Obligations.

“Credit Card Company” shall mean any person (other than the Company or any of its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, Comenity Capital Bank and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other reasonably similar companies.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Credit Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Company.

“Credit Card Receivables” shall mean each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Company or Credit Card Processor to a Credit Party resulting from charges by a customer of a Credit Party on credit or debit cards issued by such Credit Card Company in connection with the sale of goods by a Credit Party, or services performed by a Credit Party, in each case in the ordinary course of its business.

“Credit Documents” shall mean the ABL Documents and the Notes Documents.

“Credit Parties” shall mean any Person that is both (i) an ABL Credit Party and (ii) a Notes Party.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean, subject to Section 5.3, (a) the payment in full in cash of the ABL Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery or provision of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents (in each case, other than Bank Products Document and the ABL Obligations thereunder, with respect to which arrangements reasonably satisfactory to the applicable ABL Bank Products Affiliate have been made).

“Discharge of Notes Obligations” shall mean, subject to Section 5.3, the payment in full in cash of the Notes Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full.

“Enforcement Notice” shall mean a written notice delivered, at a time when an event of default has occurred and is continuing, by either (a) in the case of a an event of default under the ABL Obligations, the ABL Agent to the Notes Agent or (b) in the case of an event of default under the Notes Obligations, the Notes Agent to the ABL Agent, in each case, announcing that an Enforcement Period has commenced, specifying the relevant event of default and stating the current balance of the ABL Obligations or the Notes Obligations, as applicable.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Notes Agent of an Enforcement Notice until the earliest of (i) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Notes Obligations, (ii) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (iii) the ABL Agent or the Notes Agent (as applicable) agrees in writing to terminate its Enforcement Period, or (iv) the date on which the applicable event of default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the Notes Agent (acting at the direction of the applicable parties pursuant to the Notes Documents), as applicable, or waived in writing in accordance with the requirements of the applicable documents.

“Event of Default” shall mean an Event of Default under any ABL Credit Agreement or any Notes Indenture.

“Excluded Property” means, as used in this Agreement, as applicable, (a) with respect to the Lien securing any ABL Obligation, “Excluded Property” (as defined in the Security Agreement (as defined in the Original ABL Credit Agreement)) or the corresponding term in the ABL Collateral Document governing such ABL Obligation, as applicable, and (b) with respect to the Lien securing any Notes Obligation, “Excluded Property” (as defined in the Security Agreement (as defined in the Original Notes Indenture)) or the corresponding term in the Notes Collateral Document governing such Notes Obligation, as applicable.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)    the taking by any ABL Secured Party or Notes Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the UCC;

(b)    the exercise by any ABL Secured Party or Notes Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of ABL Documents or Notes Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)    the taking by any ABL Secured Party or Notes Secured Party of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)    the appointment on an application of a ABL Secured Party or Notes Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)    the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a ABL Secured Party or Notes Secured Party or any other means permissible under applicable law;

(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the UCC;

(g)    the exercise by any ABL Secured Party or Notes Secured Party of any voting rights relating to any Capital Stock included in the Collateral; and

(h)    the delivery of any claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral in connection with the collection of the ABL Obligations or Notes Obligations after the occurrence of an Event of Default (except, with respect to the ABL Lenders, such action shall not be deemed an Exercise of Secured Creditor Remedies if the ABL Lenders have not terminated their commitments to the ABL Borrowers under the ABL Credit Agreement and/or are continuing to make loans and advances to or for the benefit of the Company and the Guarantors).

For the avoidance of doubt, exercising any right or remedy provided to an ABL Secured Party upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement as in effect on the date hereof and/or any similar term in any ABL Credit Agreement), reducing advance rates and sub-limits, imposing reserves, filing a proof of claim in bankruptcy court or seeking adequate protection in a manner consistent with this Agreement shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Foreign ABL Facility” shall have the meaning provided in the Original Notes Indenture.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the UCC including, with respect to any Credit Party, all contracts, agreements and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guarantor” shall mean any of the ABL Guarantors or the Notes Guarantors.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Notes Indenture as in effect on the date hereof.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code or any other applicable Debtor Relief Law.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Secured Parties, the Notes Agent or the Notes Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Notes” shall mean, collectively, the 10.00% Senior Secured Notes due 2023 and all other notes issued pursuant to any Notes Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Notes Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Collateral Agent” under any Notes Indenture. If at any time there is more than one series of Notes Obligations outstanding, the Controlling Notes Agent shall be the “Notes Agent”.

“Notes Collateral Documents” shall mean all “Security Documents” as defined in the Original Notes Indenture, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Notes Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Notes Documents” shall mean the Notes Indenture, the Notes, the Notes Collateral Documents, those other ancillary agreements as to which the Notes Agent, the Notes Trustee, or any Notes Holder is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Notes Party or any of its respective Subsidiaries or Affiliates, and delivered to the Notes Agent or the Notes Trustee, in connection with any of the foregoing or any Notes Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Notes Guarantors” shall mean the collective reference to the Domestic Restricted Subsidiaries of the Notes Issuer and any other Person who becomes a guarantor under any of the Notes Documents.

“Notes Holders” shall mean the “holders” under and as defined in the Original Notes Indenture, and shall include all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “holder” or “Holder” under any Notes Indenture.

“Notes Indenture” shall mean (i) the Original Notes Indenture, (ii) any Additional Notes Agreement and (iii) any other agreement (including any “credit” and/or “loan” agreement) extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Notes Obligations, whether by the same or any other agent, trustee, holder, or group of holders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Notes Issuer” shall have the meaning assigned to that term in the introduction to this Agreement.

“Notes Obligations” shall mean (i) all Obligations in respect of the Original Notes Indenture and the New Notes (including any Additional Notes issued pursuant to the terms of the Original Notes Indenture) and/or any obligation under any other Notes Document and (ii) without duplication, all Pari Passu Notes Lien Debt (each of the foregoing capitalized terms not otherwise defined herein have the definitions set forth in the Original Notes Indenture).

“Notes Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Notes Priority Collateral” shall mean substantially all of the property and assets of the Credit Parties (other than Excluded Property and ABL Priority Collateral), including, but not limited to:

(1)    all Equipment and all Intellectual Property;

(2)    all Capital Stock and other Investment Property (other than investment property constituting ABL Priority Collateral under clause (4) or (6) of the definition of such term);

(3)    all Commercial Tort Claims that do not relate to ABL Priority Collateral;

(4)    all insurance policies relating to Notes Priority Collateral, but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts or Credit Card Receivables;

(5)    except to the extent constituting ABL Priority Collateral under clause (6) or (7) of the definition of such term, all documents, all General Intangibles, all Instruments and all Letter-of-Credit Rights;

(6)    all collateral and guarantees given by any other person with respect to any of the foregoing, and all Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(7)    all books and Records to the extent relating to any of the foregoing;

(8)    all products and proceeds of the foregoing (such proceeds, “Notes Priority Proceeds”). Notwithstanding the foregoing, the term “Notes Priority Collateral” shall not include any assets referred to in clauses (1) through (6) of the definition of the term “ABL Priority Collateral”.

“Notes Proceeds Notice” shall mean a written notice delivered by the Notes Agent or a Notes Secured Party to the ABL Agent that states that certain Proceeds which may be deposited in a Deposit Account or Securities Account subject to a control agreement in favor of the ABL Agent on behalf of the ABL Secured Parties constitute Proceeds of Notes Priority Collateral, reasonably identifies the amount of such Proceeds, and specifies the origin of such Proceeds.

“Notes Recovery” shall have the meaning set forth in Section 5.3(b).

“Notes Secured Parties” shall mean the Notes Agent, the Notes Trustee and the Notes Holders.

“Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement, and shall include any successor thereto as well as any Person designated as “Trustee” under any Notes Indenture.

“Original ABL Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Notes Indenture” shall have the meaning assigned to that term in the introduction to this Agreement.

“Party” shall mean the ABL Agent or the Notes Agent, and “Parties” shall mean, collectively, the ABL Agent and the Notes Agent.

“Person” shall mean any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” shall mean any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Priority Collateral” shall mean the ABL Priority Collateral or the Notes Priority Collateral, as applicable.

“Property” shall mean, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of the Credit Party’s rights, if any, in any goods or other property giving rise to such right to payment and all property (real or personal) assigned, hypothecated or otherwise securing any such Receivables and shall include any security agreement or other agreement granting a Lien in such real or personal property and Supporting Obligations related thereto and all Records relating thereto.

“Secured Parties” shall mean the ABL Secured Parties and the Notes Secured Parties.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that in the event that, by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions thereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“U.S. Bank” shall have the meaning assigned to that term in the introduction to this Agreement.

Section 1.3    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1    Priority of Liens.

(a)    Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Notes Agent or any Notes Party in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Notes Agent (or ABL Secured Parties or any Notes Parties) in any Collateral, (iii) any provision of the UCC, the Bankruptcy Code or any other applicable Debtor Relief Law, or any other applicable law, the Security Documents or of the ABL Documents or the Notes Documents, (iv) whether the ABL Agent or the Notes Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the Notes Agent (or ABL Secured Parties or any Notes Secured Parties) securing or purporting to secure any of the ABL Obligations or Notes Obligations, respectively, are (x) subordinated to any Lien securing any obligation of the Company or any Guarantor other than the Notes Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties and the Notes Agent, on behalf of itself and the other Notes Secured Parties, hereby agree that:

(1)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Notes Agent or any Notes Secured Party that secures or purports to secure all or any portion of the Notes Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures or purports to secure all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Notes Agent or any Notes Secured Party in the ABL Priority Collateral to secure all or any portion of the Notes Obligations;

(3)    any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures or purports to secure all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Notes Agent and the Notes Secured Parties in the Notes Priority Collateral to secure all or any portion of the Notes Obligations; and

(4)    any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of the Notes Agent or any Notes Secured Party that secures or purports to secure all or any portion of the Notes Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in the Notes Priority Collateral to secure all or any portion of the ABL Obligations.

(b)    Notwithstanding any failure by any ABL Secured Party or Notes Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Notes Secured Parties but, for the avoidance of doubt, the priority and rights as between the ABL Secured Parties and the Notes Secured Parties with respect to the Collateral shall be as set forth herein.

(c)    The subordination of Liens by the Notes Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Notes Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person.

Section 2.2    Waiver of Right to Contest Liens.

(a)    Each of the Notes Agent, for and on behalf of itself, and the Notes Secured Parties agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the perfection, priority, validity or enforceability of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral, the allowability of claims asserted with respect to the ABL Obligations, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Notes Agent, for itself and on behalf of the Notes Secured Parties, agrees that none of the Notes Agent or the Notes Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. Except to the extent expressly set forth in this Agreement, the Notes Agent, for itself and on behalf of the Notes Secured Parties, hereby waives any and all rights it or the Notes Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Notes Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

(b)    The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the perfection, priority, validity or enforceability of the Liens of the Notes Agent or the Notes Secured Parties in respect of the Collateral, the allowability of the claims asserted with respect to the Notes Obligations, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Notes Agent or any Notes Secured Party under the applicable Notes Documents with respect to the Notes Priority Collateral. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Notes Agent or any Notes Secured Party seeks to enforce its Liens in any Notes Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

Section 2.3    Remedies Standstill.

(a)    Each of the Notes Agent, on behalf of itself, and the Notes Secured Parties agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither such Notes Agent nor any Notes Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Notes Agent or any Notes Secured Party may Exercise Any Secured Creditor Remedies under the applicable Notes Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Notes Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(b)    The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, until the date upon which the Discharge of Notes Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral without the written consent of the Notes Agent. From and after the date upon which the Discharge of Notes Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Notes Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Notes Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

Section 2.4    Exercise of Rights.

(a)    No Other Restrictions. Except as otherwise set forth in this Agreement, each of the Notes Agent, each Notes Secured Party, the ABL Agent and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 and 4.1 hereof. None of the Notes Agent, any Notes Secured Party, the ABL Agent or any ABL Secured Party waives any claim it may have on grounds of commercial reasonableness. The ABL Agent may enforce the provisions of the ABL Documents, the Notes Agent may enforce the provisions of the applicable Notes Documents, and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Notes Agent agrees to provide to the other copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Agent’s failure to provide any such copies to the Notes Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Notes Agent’s failure to provide any such copies to the ABL Agent shall not impair any of such Notes Agent’s rights hereunder or under any of the applicable Notes Documents. Each of the Notes Agent, each Notes Secured Party, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Notes Agent and each Notes Secured Party against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Notes Agent or any other Notes Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

(b)    Release of Liens. (i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)) or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Notes Documents, each of the Notes Agent, on behalf of itself, and the Notes Secured Parties agrees such sale, transfer, other disposition or release will be free and clear of the Liens on such ABL Priority Collateral securing the Notes Obligations, and the Notes Agent’s and the Notes Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically unconditionally and simultaneously released without further action. In furtherance of, and subject to, the foregoing, the Notes Agent agrees, at the Credit Parties’ expense, that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Notes Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Notes Agent and in the name of such Notes Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Notes Obligations in accordance with the terms of this Agreement.

(ii)    In the event of (A) any private or public sale of all or any portion of the Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Notes Agent (other than in connection with a refinancing as described in Section 5.2(c)) or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Notes Documents and the ABL Documents, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that such sale, transfer, other disposition or release will be free and clear of the Liens on such Notes Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Notes Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically unconditionally and simultaneously released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees, at the Credit Parties’ expense, that it will promptly execute any and all Lien releases or other documents reasonably requested by the Notes Agent in connection therewith. The ABL Agent hereby appoints the Notes Agent and any officer or duly authorized person of the Notes Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Notes Agent’s own name, from time to time, in the Notes Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Notes Obligations in accordance with the terms of this Agreement.

Section 2.5    No New Liens.

(a)    Subject to Section 2.5(c), until the date upon which the Discharge of ABL Obligations shall have occurred, no Notes Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. Subject to Section 2.5(c), if any Notes Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Notes Agent (or the relevant Notes Party), shall, without the need for any further consent of any other Notes Party, the Company or any Guarantor, and notwithstanding anything to the contrary in any other Notes Document, be deemed to also hold and have held such Lien as bailee for the benefit of the ABL Secured Parties as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b)    Until the date upon which the Discharge of Notes Obligations shall have occurred, no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of each of the Notes Agent, or any other agent under any Notes Documents, subject to the Lien Priority set herein. If any ABL Secured Party shall (nonetheless and in breach of this Agreement) acquire or hold any Lien on any assets of the Company or any Guarantor securing any ABL Obligations which assets are not also subject to the Lien of the Notes Agent, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, the Company or any Guarantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as bailee for the benefit of the Notes Secured Parties as security for the Notes Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Notes Agent in writing of the existence of such Lien.

(c)    Notwithstanding anything in this Agreement to the contrary, the provisions of clauses (a) and (b) of this Section 2.5 shall not apply to (i) any property that the relevant ABL Secured Parties or Notes Secured Parties, as applicable, have elected not to include in the Collateral securing the ABL Obligations or the Notes Obligations, as applicable, and/or (ii) any cash or cash equivalents pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit, swingline loans, Cash Management Services, and/or Bank Products.

Section 2.6    Waiver of Marshalling.

(a)    Until the Discharge of ABL Obligations, the Notes Agent, on behalf of itself and the applicable Notes Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)    Until the Discharge of Notes Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1    Certain Actions Permitted. The Notes Agent and the ABL Agent may make such demands or file such claims or proofs of claim in respect of the Notes Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2    Agent for Perfection. The ABL Agent agrees to hold or control that part of the Control Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law, as gratuitous bailee and as a non-fiduciary agent for the Notes Agent (for the benefit of the Notes Secured Parties) (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Notes Collateral Documents, as applicable, subject to the terms and conditions of this Section 3.2. For the avoidance of doubt, the ABL Agent and Notes Agent acknowledge and agree that, as of the date hereof, the ABL Agent has certain stock certificates and transfer powers in its possession that cannot be delivered to the Notes Agent because of the COVID-19 pandemic, which the ABL Agent shall continue to hold in its possession as gratuitous bailee and as a non-fiduciary agent for the Notes Agent and shall deliver to the Notes Agent when the ABL Agent determines that it can safely access such certificates and transfer powers. The Notes Agent agrees to hold or control that part of the Control Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law, as gratuitous bailee and as a non-fiduciary agent for the ABL Agent (for the benefit of the ABL Secured Parties) (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the ABL Collateral Documents subject to the terms and conditions of this Section 3.2. The ABL Agent hereby appoints the Notes Agent as its gratuitous bailee for the purposes of perfecting the security interest granted under the ABL Collateral Documents in all Control Collateral in which such Notes Agent has a perfected security interest under the UCC. The Notes Agent hereby appoints the ABL Agent as its gratuitous bailee for the purposes of perfecting the security interest granted under the Notes Collateral Documents in all Control Collateral in which such ABL Agent has a perfected security interest under the UCC. Each of the ABL Agent and the Notes Agent hereby accepts such appointments pursuant to this Section 3.2 and acknowledges and agrees that it shall act for the benefit of the other Secured Parties with respect to any Control Collateral and that any proceeds received by such ABL Agent or such Notes Agent, as the case may be, under any Control Collateral shall be applied in accordance with Section 2. In furtherance of the foregoing, each Credit Party hereby grants a security interest in the Control Collateral to (x) the ABL Agent for the benefit of the ABL Secured Parties and the Notes Secured Parties and (y) the Notes Agent for the benefit of the Notes Secured Parties and the ABL Secured Parties. Unless and until the Discharge of ABL Obligations has occurred, the Notes Agent agrees to promptly notify the ABL Agent of any Control Collateral constituting ABL Priority Collateral held by it or actually known by it to be held by any other Notes Secured Parties, and, immediately upon the request of the ABL Agent at any time prior to the Discharge of ABL Obligations, the Notes Agent agrees to deliver to the ABL Agent any such Control Collateral held by it or by any Notes Secured Parties, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Control Collateral). Unless and until the Discharge of Notes Obligations has occurred, the ABL Agent agrees to promptly notify the Notes Agent of any Control Collateral constituting Notes Priority Collateral held by it or actually known by it to be held by any other ABL Secured Parties, and, immediately upon the request of the Notes Agent at any time prior to the Discharge of Notes Obligations, such ABL Agent agrees to deliver to the Notes Agent any such Control Collateral held by it or by any ABL Obligations, together with any necessary endorsements (or otherwise allow the Notes Agent to obtain control of such Control Collateral).

The duties or responsibilities of the ABL Agent and the Notes Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other Party for purposes of perfecting the Lien held by the Notes Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Notes Agent, the Notes Secured Parties, or any other Person. The Notes Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Secured Parties, or any other Person. In the event that (a) the Notes Agent or any Notes Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (b) the ABL Agent or any ABL Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then such Notes Agent, such Notes Secured Party, the ABL Agent, or such ABL Secured Party, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the ABL Agent, or (ii) in the case of clause (b), the Notes Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3    Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and Records of any Notes Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Agent shall, upon request from the Notes Agent and as promptly as practicable thereafter, either make available to the Notes Agent such books and Records for inspection and duplication or provide to the Notes Agent copies thereof. In the event that the Notes Agent shall, in the exercise of its rights under the applicable Notes Collateral Documents or otherwise, receive possession or control of any books and Records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Notes Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and Records for inspection and duplication or provide the ABL Agent copies thereof.

Section 3.4    Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. Each of the ABL Agent, and the Notes Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral. The ABL Agent shall have the sole and exclusive right, as against the Notes Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Notes Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Notes Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or the applicable Notes Agent, as the case may be, and each of the Notes Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.5    Reserved.

Section 3.6    Inspection Rights and Insurance.

(a)    Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent, the ABL Secured Parties and any representatives designated by the ABL Agent may, at any time and whether or not the Notes Agent or any other Notes Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the “ABL Permitted Access Right”), (i) during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC), Notes Priority Collateral and (ii) in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Agent or any representatives designated by the ABL Agent (including any ABL Borrower or ABL Guarantor) acting with the consent or on behalf of the ABL Agent), use the Notes Priority Collateral (including without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles) (A) in the case of Notes Priority Collateral other than Intellectual Property, until the date that is 120 days after the commencement of such liquidation of the ABL Priority Collateral or Exercise of Secured Creditor Remedies, as the case may be (such period, the “Access Period”), and (B) in the case of Intellectual Property until the liquidation of such ABL Priority Collateral is completed, non-exclusively, royalty free and without other costs, expenses or charges, in the case of each of (i) and (ii), (x) for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling, liquidating (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business, which sale may include augmented inventory of the same type sole in the ABL Borrowers’ and ABL Guarantors’ business), storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Priority Collateral and (y) without notice to, the involvement of or interference by any Notes Secured Party or liability to any Notes Secured Party. In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral, neither the Notes Agent nor any Notes Secured Party may sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Access Period commencing on the date such ABL Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6. If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Priority Collateral has been entered by a court of competent jurisdiction, the Access Period shall be tolled during the pendency of any such stay or other order. The ABL Agent shall be obligated hereunder to reimburse the Notes Agent for all ordinary course operating costs of such Notes Priority Collateral incurred after the commencement of the relevant Access Period (it being understood that operating costs shall not include insurance) to the extent (x) incurred as a result of the exercise by the ABL Agent of its access rights and (y) actually paid by the Notes Agent or the Notes Secured Parties; provided, that the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Notes Agent or the Notes Secured Parties (or any Person claiming by, through or under the Notes Secured Parties, including any purchaser of the Notes Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Notes Priority Collateral except in accordance with this Section and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Notes Priority Collateral (other than for damages caused by the ABL Agent, the ABL Secured Parties or other respective employees, agents and representatives). The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees, and leave the Notes Priority Collateral in substantially the same condition as it was at the commencement of the occupancy, use or control by the ABL Agent or its agents, representatives or designees (ordinary wear-and-tear excepted), and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Agent shall indemnify and hold harmless the Notes Agent and the Notes Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) and for any losses, claims, liabilities or expenses directly resulting from the occupancy, use or control by the ABL Agents or its agents, representatives or designees or by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Secured Parties will not be liable for any diminution in the value of Notes Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(b)    Subject to paragraph 3.6(a) above, the Notes Agent and the other Notes Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c)    Subject to the terms hereof, the Notes Agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral without notice (except as required herein or by applicable law) to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1    Application of Proceeds.

(a)    Revolving Nature of ABL Obligations. Each of the Notes Agent, for and on behalf of itself, and the Notes Secured Parties, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement and (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, without affecting the provisions hereof.

(b)    Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Notes Agent hereby agree that all ABL Priority Collateral, and all ABL Priority Proceeds thereof, received by either of them in connection with any enforcement action with respect to any Collateral (including set off and Exercise of Secured Creditor Remedies with respect to ABL Priority Collateral) or any Insolvency Proceeding shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Notes Obligations, and

fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)    Application of Proceeds of Notes Priority Collateral. The ABL Agent and the Notes Agent hereby agree that all Notes Priority Collateral, and all Notes Priority Proceeds thereof, received by either of them in connection with any enforcement action with respect to any Collateral (including set off and Exercise of Secured Creditor Remedies with respect to Notes Priority Collateral) or any Insolvency Proceeding shall be applied, first, to the payment of costs and expenses of the Notes Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the Notes Obligations in accordance with the Notes Documents until the Discharge of Notes Obligations shall have occurred,

third, to the payment of the ABL Obligations; and

fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(d)    Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Notes Agent or to any Notes Secured Party, and no Notes Agent shall have any obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement, so long as such exercise of remedies is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(e)    Turnover of Collateral After Discharge. So long as neither the Discharge of ABL Obligations nor the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Borrower or any Guarantor, any Collateral or Proceeds thereof received by any Collateral Agent or any Notes Secured Parties or the ABL Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Collateral or otherwise received in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Collateral Agent with a senior lien on such Collateral for the benefit of the Notes Secured Parties or the ABL Secured Parties, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Collateral Agent is hereby authorized by the other Collateral Agent to make any such endorsements as agent for the other Collateral Agent or any Notes Secured Parties or the ABL Secured Parties, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Notes Obligations. Upon the Discharge of ABL Obligations, the ABL Agent shall (at the ABL Borrowers’ expense) deliver to the Notes Agent or shall execute such documents as the Notes Agent may reasonably request (at the ABL Borrowers’ expense) to enable the Notes Agent to have control over any Cash Collateral or Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Notes Obligations, the Notes Agent shall (at the Notes Issuer’s expense) deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Notes Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2    Specific Performance. Each of the ABL Agent and the Notes Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Notes Agent, for and on behalf of itself and the Notes Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 4.3    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a)    The Notes Agent, for itself and on behalf of the applicable Notes Secured Parties, agrees that prior to an issuance of an Enforcement Notice, the Exercise of Secured Creditor Remedies or the occurrence of an Insolvency Proceeding, all funds deposited in an account subject to a control agreement in favor of the ABL Agent that constitute ABL Priority Collateral and then applied to the ABL Obligations shall be treated as ABL Priority Collateral and, unless the ABL Agent has actual knowledge to the contrary or has received a Notes Proceeds Notice, any claim that payments made to the ABL Agent through the Deposit Accounts and Securities Accounts that are subject to such control agreements are Proceeds of or otherwise constitute Notes Priority Collateral are waived by the Notes Agent and the Notes Secured Parties; provided that after the issuance of an Enforcement Notice, the Exercise of Secured Creditor Remedies or the occurrence of an Insolvency Proceeding, all identifiable proceeds of Notes Priority Collateral shall be deemed Notes Priority Collateral, whether or not held in an account subject to a control agreement.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1    Notice of Acceptance and Other Waivers.

(a)    All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and each of the Notes Agent, on behalf of itself and the Notes Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Notes Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Notes Agent or any Notes Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Notes Obligations.

(b)    None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Notes Indenture, or any other Notes Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Notes Agent or any Notes Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Notes Agent or any of the Notes Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Each of the Notes Agent, on behalf of itself and the Notes Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)    None of the Notes Agent, any Notes Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Notes Agent or any Notes Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Notes Indenture, or any of the other Notes Documents, whether the Notes Agent or any Notes Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Notes Agent or any Notes Secured Party otherwise should exercise any of its contractual rights or remedies under the Notes Documents (subject to the express terms and conditions hereof), none of the Notes Agent or any Notes Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Notes Agent and the Notes Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Notes Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Notes Agent or the Notes Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Notes Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2    Modifications to ABL Documents and Notes Documents.

(a)    Each of the Notes Agent, on behalf of itself, and the Notes Secured Parties, hereby agrees that, without affecting the obligations of the Notes Agent and the Notes Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Notes Agent or any Notes Secured Party, and without incurring any liability to the Notes Agent or any Notes Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents (except to the extent such modification is in violation of this Agreement) in any manner whatsoever, including, without limitation, to:

(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any ABL Documents or any related documents;

(ii)    retain or obtain a Lien on any property of any person to secure any of the ABL Obligations, and in connection therewith to enter into any additional documents related to any ABL Credit Agreement;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any person obligated in any manner under or in respect of the ABL Obligations;

(iv)    release its Lien on any Collateral or other Property;

(v)    exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii)    otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

(b)    The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Notes Agent and the Notes Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Notes Documents (except to the extent such modification is in violation of this Agreement) in any manner whatsoever, including, without limitation, to:

(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Notes Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Notes Obligations or any of the Notes Documents;

(ii)    retain or obtain a Lien on any Property of any Person to secure any of the Notes Obligations, and in connection therewith to enter into any additional Notes Documents;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Notes Obligations;

(iv)    release its Lien on any Collateral or other Property;

(v)    exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the Notes Obligations; and

(vii)    otherwise manage and supervise the applicable Notes Obligations as the applicable Notes Agent shall deem appropriate.

(c)    The ABL Obligations and the Notes Obligations of any series may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Notes Document) of the ABL Agent, the ABL Secured Parties, Notes Agent or the Notes Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement (it being understood and agreed that a writing substantially in the form of Annex 1 hereto shall satisfy the requirement set forth in this proviso), and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Notes Documents.

Section 5.3    Reinstatement and Continuation of Agreement.

(a)    If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. In such event, all rights, interests, agreements, and obligations of the ABL Agent, the Notes Agent, the ABL Secured Parties and the Notes Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Notes Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b)    If the Notes Agent or any Notes Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Notes Obligations (a “Notes Recovery”), then the Notes Obligations shall be reinstated to the extent of such Notes Recovery. If this Agreement shall have been terminated prior to such Notes Recovery, this Agreement shall be reinstated in full force and effect in the event of such Notes Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. In such event, all rights, interests, agreements, and obligations of the ABL Agent, the Notes Agent, the ABL Secured Parties and the Notes Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Notes Obligations. No priority or right of the Notes Agent or any Notes Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Notes Documents, regardless of any knowledge thereof which the Notes Agent or any Notes Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1    DIP Financing.

(a)    If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) would be Collateral) (it being understood that the ABL Agent and the ABL Secured Parties shall not propose any DIP Financing with respect to the Notes Priority Collateral in competition with the Notes Agent and the Notes Secured Parties without the consent of the Notes Agent), then each of the Notes Agent, on behalf of itself and the Notes Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of such Notes Agent securing the Notes Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Notes Agent retains its Lien on the Collateral to secure the Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on Notes Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Notes Agent on the Notes Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Notes Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the Notes Obligations, provided that (x) such Liens in favor of the ABL Agent and the Notes Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(a) shall not prevent the Notes Agent and the Notes Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(b)    If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Notes Obligations, and the Notes Agent or the Notes Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) would be Collateral) (it being understood that the Notes Agent and the Notes Secured Parties shall not propose any DIP Financing with respect to the ABL Priority Collateral in competition with the ABL Agent and the ABL Secured Parties without the consent of the ABL Agent), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Notes Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Notes Agent and the Notes Secured Parties securing the Notes Obligations on Notes Priority Collateral and (iii) if the Notes Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Notes Obligations, the ABL Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the ABL Obligations, provided that (x) such Liens in favor of the Notes Agent and the ABL Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(c)    All Liens granted to the ABL Agent or the Notes Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2    Relief From Stay. Until the Discharge of ABL Obligations has occurred, each of the Notes Agent, on behalf of itself and the Notes Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Notes Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Notes Priority Collateral without the Notes Agent’s express written consent.

Section 6.3    No Contest. Each of the Notes Agent, on behalf of itself and the Notes Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above or unless such adequate protection would come in the form of cash payments from the proceeds of Notes Priority Collateral), or (b) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Notes Agent or any Notes Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above or unless such adequate protection would come in the form of cash payments from the proceeds of ABL Priority Collateral), or (ii) any objection by the Notes Agent or any Notes Secured Party to any motion, relief, action or proceeding based on a claim by the Notes Agent or any Notes Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Notes Agent as adequate protection of its interests are subject to this Agreement.

Section 6.4    Asset Sales. Each of the Notes Agent, on behalf of itself and the Notes Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) so long as the proceeds of such sale are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Notes Agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) so long as the proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Notes Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Notes Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.5    Separate Grants of Security and Separate Classification. Each Notes Secured Party, the Notes Agent, each ABL Secured Party and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two or more separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Notes Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Notes Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Notes Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Notes Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Notes Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, or expenses that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Notes Secured Parties, respectively, before any distribution from such pool of Priority Collateral is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such pool of Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law).

Section 6.7    ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Notes Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)    any lack of validity or enforceability of any ABL Document;

(ii)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(iii)    any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv)    any other circumstances that otherwise might constitute a defense (other than payment in full of the ABL Obligations) available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Notes Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8    Notes Obligations Unconditional. All rights of the Notes Agent hereunder, all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)    any lack of validity or enforceability of any Notes Document;

(ii)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Notes Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Notes Document;

(iii)    any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Notes Obligations or any guarantee or guaranty thereof; or

(iv)    any other circumstances that otherwise might constitute a defense (other than payment in full of the Notes Obligations) available to, or a discharge of, any Credit Party in respect of the Notes Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9    Adequate Protection. Except to the extent expressly provided in Sections 6.1 and 6.3, nothing in this Agreement shall limit the rights of the ABL Agent and the ABL Secured Parties, on the one hand, and the Notes Agent and the Notes Secured Parties, on the other hand, from seeking or requesting adequate protection with respect to their respective interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, seeks or requests adequate protection in respect of the ABL Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral comprising assets of the type of assets that constitute Notes Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Secured Parties, agrees that the Notes Agent shall have the right to seek or request a senior Lien on such collateral as security and adequate protection for the Notes Obligations and that any Lien on such collateral securing or providing adequate protection for the ABL Obligations shall be subordinate to the Lien on such collateral securing or providing adequate protection for the Notes Obligations and (b) in the event that either the Notes Agent, on behalf of itself or any of the Notes Secured Parties, seeks or requests adequate protection in respect of the Notes Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then each of the Notes Agent, on behalf of itself and each of the Notes Secured Parties, agrees that the ABL Agent shall have the right to seek or request a senior Lien on such collateral as security and adequate protection for the ABL Obligations and that any Lien on such collateral securing or providing adequate protection for the Notes Obligations shall be subordinate to the Lien on such collateral securing or providing adequate protection for the ABL Obligations.

Section 6.10    Plan of Reorganization.

(a)    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon the Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Notes Obligations are secured by Liens upon the same Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    Each of the ABL Secured Parties and the Notes Secured Parties may vote on any plan of reorganization or similar dispositive restructuring plan with respect to the ABL Obligations or the Notes Obligations (as applicable); provided that none of the ABL Secured Parties or the Notes Secured Parties shall propose, vote to accept, or otherwise support a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, or any other document, agreement or proposal similar to the foregoing that is inconsistent with or in contravention of the terms of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1    Rights of Subrogation. The Notes Agent, on behalf of itself and the Notes Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Notes Agent or any Notes Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Notes Agent or any Notes Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by the Credit Parties or such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Notes Agent or any Notes Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Notes Obligations shall have occurred. Following the Discharge of Notes Obligations, the Notes Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Notes Obligations resulting from payments to the Notes Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Notes Agent are paid by the Credit Parties or such Person upon request for payment thereof.

Section 7.2    Further Assurances. The Parties will, at the cost and expense of the Credit Parties, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Notes Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3    Representations. The Notes Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of the Notes Agent and the Notes Secured Parties that this Agreement shall be a binding obligation of the Notes Agent, enforceable against the Notes Agent, and that the terms of the Original Notes Indenture authorize the Notes Agent to execute and deliver this Agreement and bind the Notes Secured Parties to the terms hereof. The ABL Agent represents and warrants to the Notes Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be a binding obligation of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4    Amendments. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Notes Agent and the ABL Agent and, in the case of any amendment or waiver that would be materially adverse to any Credit Party, the Borrower, then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    It is understood that the representative for any ABL Secured Party or Notes Secured Party, as applicable, providing any additional ABL Obligations or Notes Obligations, as applicable, without the consent of the ABL Agent and/or any other ABL Secured Party or the Notes Agent and/or any other Notes Secured Party, may execute a joinder to this Agreement substantially in the form attached as Annex I hereto to have additional indebtedness or other obligations (“Additional Debt”) of any of the Credit Parties become ABL Obligations or Notes Obligations, as the case may be, under this Agreement; provided that such Additional Debt is permitted to be incurred by the ABL Documents and Notes Documents then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as ABL Obligations or Notes Obligations, as applicable.

(c)    In connection with the implementation of any Additional Debt, this Agreement may be amended with the consent of (i) in the case of any Additional Debt consisting of Notes Obligations, the Controlling Notes Agent or (ii) in the case of any Additional Debt consisting of ABL Obligations, the Controlling ABL Agent, to include such intercreditor arrangements among the Notes Secured Parties and/or the ABL Secured Parties, as applicable, governing the rights, benefits and privileges as among (A) the Notes Secured Parties in respect of any or all of the Collateral (subject, as between the Notes Secured Parties, on the one hand, and the ABL Secured Parties, on the other hand, to the provisions of this Agreement) and (B) the ABL Secured Parties in respect of any or all of the Collateral (subject, as between the ABL Secured Parties, on the one hand, and the Notes Secured Parties, on the other hand, to the provisions of this Agreement), including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the terms of this Agreement or the Notes Documents or the ABL Documents, as applicable.

Section 7.5    Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
Attn: Andrew Cerussi
100 Federal St
Boston, MA, 02110
Phone: (617) 434-9398
Fax: (617) 310-2686
E-mail: andrew.cerussi@bofa.com

Notes Agent:	U.S. Bank National Association
Attention: Global Corporate Trust
Two Midtown Plaza
1349 West Peachtree Street
Suite 1050
Atlanta, GA 30309
Fax: 404.898.2467

Section 7.6    No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7    Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Notes Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, the Notes Agent or any Notes Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Notes Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor (except as provided in any ABL Credit Agreement or the Original Notes Indenture) and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any ABL Secured Party, the Notes Agent or any Notes Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Notes Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8    Governing Law: Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9    Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic methods shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10    No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Notes Agent and Notes Secured Parties. Except as set forth in Section 7.4, no other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11    Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12    Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13    [Reserved].

Section 7.14    SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER.

(a)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY NOTES SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)    EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15    Intercreditor Agreement. This Agreement is an “intercreditor agreement” referred to in the Original ABL Credit Agreement and the Intercreditor Agreement referred to in the Original Notes Indenture. Nothing in this Agreement shall be deemed to subordinate the payment obligations due (i) to any ABL Secured Party to the obligations due to any Notes Secured Party or (ii) to any Notes Secured Party to the obligations due to any ABL Secured Party, in each case whether before or after the occurrence of an Insolvency Proceeding, it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16    No Warranties or Liability. The Notes Agent, and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Notes Document. Except as otherwise provided in this Agreement, the Notes Agent, and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Notes Document, the provisions of this Agreement shall govern.

Section 7.18    Information Concerning Financial Condition of the Credit Parties. The Notes Agent and the ABL Agent hereby assume responsibility for keeping themselves informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations; provided that nothing in this Section 7.18 shall impose any obligation on the Notes Agent to keep itself informed of the financial condition or the risk of nonpayment beyond that which may be required by any Notes Indenture. The Notes Agent, and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Notes Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and (c) the party receiving such information hereby agrees to hold harmless the other party from and against any and all losses, claims, damages, liabilities and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

Section 7.19    Agent Capacities. Except as expressly set forth herein, the ABL Agent and the Notes Agent shall not have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable ABL Documents or Notes Documents, as the case may be. It is understood and agreed that (i) Bank of America is entering into this Agreement in its capacity as administrative agent and collateral agent under the Original ABL Credit Agreement, and the provisions of the Original ABL Credit Agreement applicable to Bank of America as administrative agent and collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to Bank of America as the ABL Agent hereunder, and (ii) U.S. Bank is entering into this Agreement in its capacity as notes collateral agent under the Original Notes Indenture and the provisions of the Original Notes Indenture applicable to U.S. Bank as collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to U.S. Bank as Notes Agent hereunder.

Section 7.20    Additional Credit Parties. The Company shall cause each Person that becomes a Credit Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a joinder to this Agreement substantially in the form attached as Annex II hereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

[Signature Page to Intercreditor Agreement (GameStop)]

U.S. BANK NATIONAL ASSOCIATION, in its capacity as the Notes Agent

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

[Signature Page to Intercreditor Agreement (GameStop)]

GAMESTOP CORP.

GAMESTOP, INC.

SUNRISE PUBLICATIONS, INC.

ELBO INC.

EB INTERNATIONAL HOLDINGS, INC.

GAMESTOP TEXAS LTD.

GS MOBILE, INC.

GEEKNET, INC.

MARKETING CONTROL SERVICES, INC.

SOCOM LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GME ENTERTAINMENT, LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Manager

[Signature Page to Intercreditor Agreement (GameStop)]

ANNEX I

ADDITIONAL DEBT JOINDER AGREEMENT

THIS ADDITIONAL DEBT JOINDER AGREEMENT (this “Agreement”), dated as of                          , 200    , is executed by                                         , a                     , as collateral [agent][trustee] (in such capacity, the “New Representative”) in connection with that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of July 6, 2020 among BANK OF AMERICA, N.A., as ABL Agent, and U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, each additional representative in respect of Additional Debt from time to time party thereto and each of the other Credit Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

This Agreement is being delivered in connection with the execution and delivery of that certain [●] dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Additional Debt Agreement”) among [●], and the New Representative, pursuant to which [described new debt being issued] (the “Additional Debt”), which Additional Debt shall constitute [ABL][Notes] Obligations and which holders of the Additional Debt (the “Debtholders”) shall constitute [ABL][Notes] Secured Parties, in each case, under the Intercreditor Agreement.

1.    Joinder. The undersigned, [●], in its capacity as the New Representative hereby joins the Intercreditor Agreement as additional [ABL][Notes] Agent acting for and on behalf of the Debtholders as [ABL][Notes] Secured Parties under, and as defined in, the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and agrees to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2.    Lien Sharing and Priority Confirmation. The New Representative, on behalf of itself and each Debtholder (together with the New Representative, the “New Pari Passu Creditors”), hereby agrees, as a condition to having the obligations in respect of the Additional Debt being treated as [ABL][Notes] Obligations under the Intercreditor Agreement that: (a), all [ABL][Notes] Obligations will be and are secured equally and ratably by all Liens on the Collateral and that all Liens granted pursuant to the [ABL][Notes] Collateral Documents will be enforceable by the Controlling [ABL][Notes] Agent for the benefit of all [ABL][Notes] Secured Parties equally and ratably; (b) the New Representative and each other New Pari Passu Creditor confirms and agrees to be bound by the terms, conditions and provisions of the foregoing and the Intercreditor Agreement, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and (c) the New Representative shall perform its obligations under the Intercreditor Agreement.

3.    Authority as Agent. The New Representative represents, warrants and acknowledges that, pursuant to the authorizations set forth in the Additional Debt Agreement, it has the authority to bind each of the New Pari Passu Creditors to the Intercreditor Agreement pursuant to the terms of this Agreement.

4.    Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.    Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties caused this Agreement to be duly executed and delivered as of the day and year first above written.

Notice Address:	New Representative

[●]

By:
Name:
Title:

[CREDIT PARTIES]

By:
Name:
Title:

ANNEX II

ADDITIONAL CREDIT PARTY JOINDER AGREEMENT

THIS ADDITIONAL CREDIT PARTY JOINDER AGREEMENT (this “Agreement”), dated as of                          , 200    , is executed by                                         , a                      (the “New Subsidiary”) in favor of BANK OF AMERICA, N.A. (“ABL Agent”) and U.S. BANK NATIONAL ASSOCIATION (“Notes Agent”), in their capacities as ABL Agent and Notes Agent, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of July 6, 2020 among the ABL Agent, the Notes Agent, each additional representative in respect of Additional Debt from time to time party thereto and each of the other Credit Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the ABL Agent and the Notes Agent, hereby agrees as follows:

1.    The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.    The address of the New Subsidiary for purposes of Section 7.5 of the Intercreditor Agreement is as follows:

3.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title: